UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒  Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ARAMARK Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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(1)	Title of each class of securities to which transaction applies:

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ON DECEMBER 1, 2006, ARAMARK CORPORATION (THE “COMPANY”) DISCLOSED THE FOLLOWING INFORMATION ON A FORM 8-K FILED WITH THE COMMISSION:

As previously announced, the Company will hold a special meeting of stockholders to approve the merger agreement providing for the acquisition of the Company by an investor group led by Joseph Neubauer and investment funds associated with GS Capital Partners, CCMP Capital Advisors, J.P. Morgan Partners, Thomas H. Lee Partners and Warburg Pincus LLC on December 20, 2006. The Company also announced that it is currently contemplated that the transaction will close at the end of January 2007. The anticipated 2007 closing is due to a number of factors, including the efforts of the investor group to obtain more favorable financing terms.

In connection with the proposed merger, ARAMARK has filed a definitive proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT, BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES THERETO. Investors and security holders may obtain a free copy of the proxy statement and other documents filed by ARAMARK at the SEC website at http://www.sec.gov. Free copies of the definitive proxy statement and other documents filed by ARAMARK can also be found on the Investor Relations section of ARAMARK’s Website at www.aramark.com and may be obtained from ARAMARK by directing such requests to ARAMARK Investor Relations, 1101 Market Street, Philadelphia, Pennsylvania 19107, (215) 238-3708.

ARAMARK and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed merger. Information concerning the interests of ARAMARK’s participants in the solicitation, which may be different than those of ARAMARK shareholders generally, is set forth in ARAMARK’s proxy statement and Reports on Form 10-K and Form 10-Q, previously filed with the Securities and Exchange Commission, and in the definitive proxy statement relating to the merger.